                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1
                                       TO
                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  January 21, 2000
                                                         ----------------

                       Security Asset Capital Corporation

             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada

                 (State or Other Jurisdiction of Incorporation)


        000-29039                                         95-4729666
        ---------                                         ----------
(Commission File Number)                       (IRS Employer Identification No.)


            701 "B" Street, Suite 1775, San Diego, California 92101
            -------------------------------------------------------
            (Address of Principal Executive Offices)     (Zip Code)

                                 (619) 232-9950

              (Registrant's Telephone Number, Including Area Code)


                           UNIVERSAL VIEW CORPORATION

                         270 N. Canon Drive, Suite 203
                        Beverly Hills, California 90210

         (Former Name or Former Address, if Changed Since Last Report)

                                 AMENDMENT NO. 1

        The undersigned Registrant, Security Asset Capital Corporation ("the Company"), hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed April 4, 2000 as set forth in the pages attached hereto:

Item 1. CHANGES IN CONTROL OF REGISTRANT.

MANAGEMENT COMPENSATION. The following table sets forth the annualized base salary that we have paid to David R. Walton, our Chief Executive Officer. All other compensation for our executives or directors has not exceeded $100,000 on an annualized basis. We reimburse our officers and directors for any reasonable out-of-pocket expenses incurred on our behalf.

                           SUMMARY COMPENSATION TABLE


                                                            LONG-TERM COMPENSATION
                                                          -------------------------
                               ANNUAL COMPENSATION         RESTRICTED    SECURITIES
NAME AND PRINCIPAL            ---------------------          STOCK       UNDERLYING
     POSITION                  YEAR      SALARY ($)       AWARDS(a)(b)   OPTIONS(c)
     --------                 -----      ----------       ------------   ----------
David R. Walton                1997            0                    0            0
Chief Executive Officer and    1998        1,000                    0      $18,000
Co-Chairman of the Board       1999      160,510               32,813            0


(a) Mr. Walton is the sole shareholder of Jade Corporation, a Nevada corporation, that owns 1,000,000 shares of the Company's Common Stock. 900,000 of the shares were issued on July 24, 1995. The additional 100,000 shares were issued on February 21, 1997. These shares are unrestricted.

(b)     No dividends will be paid on the restricted stock reported.

(c) In 1998, Mr. Walton acquired an option to purchase 225,000 shares of the Company at $.08 per share expiring on December 4, 2008.



Item 4. CHANGE OF REGISTRANT'S CERTIFYING ACCOUNTANTS

        On February 4, 2000, the Company engaged Pannell Kerr Forester, Certified Public Accountants, as its independent auditor for fiscal 1999 and 1998. The Company did not engage an auditor during 1998 and 1999.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES

                                TABLE OF CONTENTS


INDEPENDENT AUDITORS' REPORT.....................................................................F-1

FINANCIAL STATEMENTS

      Consolidated Balance Sheets as of December 31, 1999 and 1998.........................F-2 - F-3

      Consolidated Statements of Operations for the Years Ended
            December 31, 1999 and 1998...........................................................F-4

      Consolidated Statements of Shareholders' Equity (Deficit) for the
            Years Ended December 31, 1999 and 1998...............................................F-5

      Consolidated Statements of Cash Flows for the
            Years Ended December 31, 1999 and 1998.........................................F-6 - F-7

      Notes to Consolidated Financial Statements..........................................F-8 - F-25


                         SECURITY ASSET PROPERTIES, INC.

                                TABLE OF CONTENTS

INDEPENDENT AUDITOR'S REPORT....................................................................F-26

FINANCIAL STATEMENTS

       Balance Sheets
            as of December 31, 1998 and September 30, 1999 (Unaudited)...................F-27 - F-28

       Statements of Operations for the years ended
            December 31, 1997, 1998 and for the nine months ended
            September 30, 1998 and 1999 (Unaudited).............................................F-29

       Statements of Changes in Shareholders' Deficit
            for the years ended December 31, 1997, 1998 and for the
            nine months ended September 30, 1999 (Unaudited)....................................F-30

       Statements of Cash Flows for the years ended December 31, 1997, 1998 and for the nine months ended
            September 30, 1998 and 1999 (Unaudited)......................................F-31 - F-32

Notes to Financial Statements............................................................F-33 - F-39


UNAUDITED FINANCIAL INFORMATION

Unaudited Proforma Consolidated Statement of Operations ........................................F-40

Notes to Unaudited Proforma Consolidated Statement of Operations ...............................F-41

                          INDEPENDENT AUDITORS' REPORT


To the  Shareholders
Security Asset Capital Corporation and Subsidiaries
San Diego, California

We have audited the consolidated balance sheets of Security Asset Capital Corporation and Subsidiaries (the "Company") as of December 31, 1999 and 1998 and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Security Asset Capital Corporation and Subsidiaries as of December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


San Diego, California                               PANNELL KERR FORSTER
April 13, 2000    (except for Note 18               Certified Public Accountants
     as to which the date is April 21, 2000)        A Professional Corporation

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 and 1998


                                     ASSETS


                                                     1999             1998
                                                 -----------      -----------
Current assets:
      Cash                                       $    29,580      $   115,138
      Cash in transit                              1,649,972                -
      Loan portfolio assets                        3,243,864                -
      Related party receivables - directors           14,000                -
      Notes and advances receivable                   36,149                -
                                                 -----------      -----------

            Total current assets                   4,973,565          115,138
                                                 -----------      -----------

Rental real estate, net                            4,069,663                -
Furniture and equipment, net                          49,489            2,868

Other assets:
      Patent and patents pending                   1,552,500                -
      Deferred financing costs, net                  404,247           31,047
      Miscellaneous assets                            15,800                -
                                                 -----------      -----------

                                                   1,972,547           31,047
                                                 -----------      -----------

            Total assets                         $11,065,264      $   149,053
                                                 ===========      ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1999 and 1998

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)


                                                                    1999               1998
                                                                ------------       ------------
Current liabilities:
      Accounts payable                                          $     97,882       $     34,040
      Loan sales payable to third parties                            999,428                  -
      Loan portfolio payable                                         732,736                  -
      Due to related parties                                          18,066                  -
      Accrued expenses and other liabilities                          46,578              2,730
      Notes payable (including accrued interest of
            $170,795 and $1,414 at December 31, 1999
            and 1998, respectively)                                4,987,110            471,978
      Notes payable - directors                                            -             24,776
      Current portion of long term debt                              119,513                  -
                                                                ------------       ------------

            Total current liabilities                              7,001,313            533,524
                                                                ------------       ------------

Long term debt, net of current portion                             2,908,780                  -
Deferred income taxes                                                250,000                  -
                                                                ------------       ------------

            Total liabilities                                     10,160,093            533,524
                                                                ------------       ------------

Commitments and contingencies (Notes 12 and 18)

Shareholders' equity (deficit):
      Common stock, $0.001 par value, 25,000,000
         shares authorized; 9,901,000 and 6,910,000
         shares issued and outstanding in 1999 and 1998,
         respectively; and 925,000 shares issuable at
         December 31, 1999                                            10,826              6,910
      Additional paid-in capital                                   3,422,274            545,367
      Accumulated deficit                                         (2,527,929)          (936,748)
                                                                ------------       ------------

      Total shareholders' equity (deficit)                           905,171           (384,471)
                                                                ------------       ------------

      Total liabilities and shareholders' equity (deficit)      $ 11,065,264       $    149,053
                                                                ============       ============


   The accompanying notes are an integral part of the consolidated financial statements.

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 1999 and 1998


                                                                             1999              1998
                                                                          -----------       -----------
Revenues:
      Portfolio revenue                                                   $ 1,728,367       $
      Rental revenue                                                           74,586                 -
                                                                          -----------       -----------

      Total revenues                                                        1,802,953                 -
                                                                          -----------       -----------

Expenses:
      Portfolio expenses                                                    1,375,928                 -
      Rental expenses                                                          49,535                 -
      General and administrative                                              917,831            16,646
                                                                          -----------       -----------

      Total expenses                                                        2,343,294            16,646
                                                                          -----------       -----------

            Loss from operations                                             (540,341)          (16,646)

Other income (expense):
      Other income                                                              4,273               707
      Interest expense (including amortization of deferred financing
         costs of $572,732 and $0 in 1999 and 1998, respectively)            (925,425)          (11,754)
      Other expenses                                                          (23,438)          (10,382)
                                                                          -----------       -----------

      Total other expense                                                    (944,590)          (21,429)
                                                                          -----------       -----------

            Loss before income taxes and
                extraordinary item                                         (1,484,931)          (38,075)

Income tax expense                                                           (250,000)                -
                                                                          -----------       -----------

            Loss before extraordinary item                                 (1,734,931)          (38,075)

Extraordinary item - debt forgiveness,
   net of tax effect of $0 (Note 13)                                          143,750                 -
                                                                          -----------       -----------

            Net loss                                                      $(1,591,181)      $   (38,075)
                                                                          ===========       ===========

Basic and diluted loss before extraordinary item per share                $     (0.21)      $     (0.01)
                                                                          ===========       ===========

Basic and diluted net loss per share                                      $     (0.19)      $     (0.01)
                                                                          ===========       ===========

Shares used to compute basic and diluted net loss per share and
   loss before extraordinary item per share                                 8,391,500         6,910,000
                                                                          ===========       ===========


   The accompanying notes are an integral part of the consolidated financial statements.

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' (DEFICIT) EQUITY
                 For the Years Ended December 31, 1999 and 1998


                                                         Common Stock             Additional
                                                ----------------------------        Paid-In       Accumulated
                                                    Stock          Amount           Capital          Deficit             Total
                                                -----------      -----------      -----------      -----------       -----------
Balance, December 31, 1997                        6,910,000      $     6,910      $   545,367      $  (898,673)      $  (346,396)

Net loss for the year
   ended December 31, 1998                                -                -                -          (38,075)          (38,075)
                                                -----------      -----------      -----------      -----------       -----------

Balance, December 31, 1998                        6,910,000            6,910          545,367         (936,748)         (384,471)

Issuances of common stock:
   Consulting services:
      May 1999                                    1,700,000            1,700          157,675                -           159,375

      December 1999                                  75,000               75            9,300                -             9,375

   Acquisition of asset,
      Broadband technology  patent
      and patents pending (Note 13)                 810,000              810        1,511,690                -         1,512,500

   Acquisition of asset technology
      (Note 13)                                       6,000                6            5,994                -             6,000

   Acquisition of subsidiary
      (Note 13)                                     900,000              900        1,066,910                -         1,067,810

   Conversion of note payable
      (Note 13)                                     250,000              250           31,000                -            31,250

   Settlement of legal disputes
      (Note 13)                                     175,000              175           20,138                -            20,313

Issuance of common stock options
   for consulting services                                -                -           67,200                -            67,200

Contributed services of
   executive officers                                     -                -            7,000                -             7,000

Net loss for the year ended
   December 31, 1999                                      -                -                -       (1,591,181)       (1,591,181)
                                                -----------      -----------      -----------      -----------       -----------

Balance, December 31, 1999                       10,826,000      $    10,826      $ 3,422,274      $(2,527,929)      $   905,171
                                                ===========      ===========      ===========      ===========       ===========


   The accompanying notes are an integral part of the consolidated financial statements.

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 1999 and 1998


                                                                                 1999              1998
                                                                             -----------       -----------
Cash flows from operating activities:
      Net loss                                                               $(1,591,181)      $   (38,075)
      Adjustments to reconcile net loss to net cash flows
         (used in) provided by operating activities:
            Extraordinary gain on debt forgiveness                              (143,750)                -
            Depreciation                                                          17,740            10,527
            Amortization of technology acquired                                    6,000                 -
            Amortization of deferred financing costs                             572,732                 -
            Loss on disposition of property and equipment                              -             3,736
            Issuances of common stock for settlement of legal disputes            20,313                 -
            Issuances of common stock for consulting and other services           60,938                 -
            Issuances of common stock for consulting and other
               services of executive officers                                    107,812                 -
            Contributed services of executive officers                             7,000                 -
            Issuance of common stock options for consulting and
               other services                                                     67,200                 -
      Changes in operating assets and liabilities:
            (Increase) decrease in:
                  Cash in transit                                             (1,649,972)                -
                  Loan portfolio receivable                                   (3,243,864)                -
                  Advances receivable and  and other current assets              (48,402)                -
            Increase (decrease) in:
                  Payables, accrued expenses and other liabilities             1,955,079            24,565
                  Deferred income taxes payable                                  250,000                 -
                                                                             -----------       -----------

                  Net cash flows (used in) provided by
                     operating activities                                     (3,612,355)              753
                                                                             -----------       -----------

Cash flows from investing activities:
      Acquisition/additions to rental properties                                 (95,354)                -
      Purchase of property and equipment                                         (53,361)                -
      Purchase of patent and patents pending technology                          (40,000)                -
      Proceeds from sale of rental properties, net                               324,427                 -
      Cash acquired on acquisition of subsidiary                                   9,630                 -
                                                                             -----------       -----------

                  Net cash flows provided by
                     investing activities                                        145,342                 -
                                                                             -----------       -----------


   The accompanying notes are an integral part of the consolidated financial statements.

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                 For the Years Ended December 31, 1999 and 1998


                                                                                        1999              1998
                                                                                    -----------       -----------
Cash flows from financing activities:
      Increase in deferred financing costs                                          $  (901,577)      $   (31,040)
      Repayments of notes payable                                                      (101,227)          (59,618)
      Borrowings of notes payable                                                     4,620,564           202,443
      Repayments of long-term debt                                                     (211,529)                -
      Repayment of notes payable - related parties                                      (24,776)             (970)
      Borrowing of notes payable - related parties                                            -             3,562
                                                                                    -----------       -----------

                  Net cash flows provided by
                       financing activities                                           3,381,455           114,377
                                                                                    -----------       -----------

Net (decrease) increase in cash                                                         (85,558)          115,130

Cash at beginning of year                                                               115,138                 8
                                                                                    -----------       -----------

Cash at end of year                                                                 $    29,580       $   115,138
                                                                                    ===========       ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for:
      Interest                                                                      $ 1,049,404       $    46,185
                                                                                    ===========       ===========
      Income taxes                                                                  $         -       $         -
                                                                                    ===========       ===========

Supplemental disclosure of noncash investing and financing activities:

      Surrender of fixed assets in exchange for
            reduction of liabilities                                                $         -       $   178,386
                                                                                    ===========       ===========

      Issuance of common stock for patent and patents
            pending technology and other technology                                 $ 1,518,500       $         -
                                                                                    ===========       ===========

      Settlement and conversion of note payable
            for common stock                                                        $    31,250       $         -
                                                                                    ===========       ===========

      Fair  value of assets in excess of liabilities acquired upon acquisition of SAP common stock via the issuance of
            SACC common stock                                                       $ 1,067,810       $         -
                                                                                    ===========       ===========


   The accompanying notes are an integral part of the consolidated financial statements.

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION AND BUSINESS

         Security Asset Capital Corporation ("SACC"), a Nevada corporation, traded under the symbol ("SCYA"), operates through the following wholly owned subsidiaries:

              Security Asset Management, Inc. ("SAM"), a California corporation, which, together with SACC, acquires, manages, collects and markets distressed consumer credit portfolios for their own account and third parties.

              Security Asset Properties, Inc. ("SAP"), a Nevada corporation, owns and operates nineteen income producing residential properties in San Diego County, California. This corporation, formerly known as Four D Corporation, was acquired in a stock swap on October 31, 1999, whereby SACC acquired 100% of the outstanding common stock of Four D Corporation in exchange for 900,000 shares of Security Asset Capital Corporation's common stock. This transaction has been recorded as a purchase. The excess fair value of assets acquired over liabilities assumed of $1,067,810 was allocated to rental real estate. The results of operations of the acquired business have been included in Security Asset Capital Corporation and subsidiaries' consolidated results of operations from the date of acquisition. Had the acquisition occurred on January 1, 1999, the pro forma net rental real estate at December 31, 1999 would have been $4,025,228, a decrease of $25,500, and the proforma net loss and basic and diluted net loss per share for the year ended December 31, 1999 would have been $(1,738,987) and $(0.19), respectively, an increase of $147,806 and no change, respectively.

              Broadband Technologies, Inc. ("Tech"), a Nevada corporation, was formed in 1999. Tech was capitalized by the contribution from SACC of a patent and certain patents pending and licensing for direct on-line full screen video technology which was acquired for cash and stock in 1999 by SACC. Tech will continue development of its capability for video streaming on-line and enhanced distributive database management on the Internet.

         SACC acquired certain technology and rights related to an online market place for buyers and sellers of distressed debt portfolios in 1999, internally known as theDebtTrader.com. These assets were contributed to a new wholly owned subsidiary, theDebtTrader.com, LLC ("Trader"), in January 2000.

         The consolidated group, collectively referred to as the "Company", has incurred losses from operations since inception. During 1999, the Company acquired a real estate property and management company with rental income properties. In addition, the Company also acquired a broadband and distributive storage technology patent, and certain patents pending and proprietary technology rights.

         The Company had limited operating revenue until 1999. Its debt division realized gross revenues in excess of $1,700,000 from the collection and sale of loan portfolio assets. The Company intends to fund future operations through developing revenue sources and with additional capital raises through both public and private placement of its common stock and debt. Subsequent to year end, the Company began the process of raising $5,000,000 in a private placement to fund the operations and development of Broadband Technologies, Inc. and theDebtTrader.com, LLC.

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

         PRINCIPLES OF CONSOLIDATION

         The accompanying financial statements consolidate the accounts of Security Asset Capital Corporation and its wholly-owned subsidiaries, Security Asset Management, Inc., Security Asset Properties, Inc., and Broadband Technologies, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

         FINANCIAL INSTRUMENTS

         The carrying amounts reported in the consolidated balance sheets for cash, cash in transit, accounts payable, loan sales payable to third parties, loan portfolio payable, accrued expenses and notes payable approximate fair value due to the immediate short-term maturity of these financial instruments. The fair value of the Company's long-term obligations approximates the carrying amount based on the current rates offered to the Company for debt of the same remaining maturities with similar collateral requirements.

         FAIR VALUE OF LOAN PORTFOLIO ASSETS

         The fair value of the Loan Portfolio Assets as evaluated by management is estimated by using available market information and other valuation methodologies. The fair value of the Company's Loan Portfolio Assets is estimated to exceed the related book value, unless otherwise indicated.

         Management estimates that the gross potential collections from the Loan Portfolio Assets held as of December 31, 1999 will be in the range of $7,800,000 to $10,200,000, with estimated related collection costs of approximately 30% or $2,340,000 to $3,060,000, for an estimated net value of $5,460,000 to $7,140,000. These assets are carried on the books of the Company at cost, which approximates $3,244,000.

         CONCENTRATIONS

         During 1999, the Company purchased a substantial portion of its debt portfolios from and jointly with one company, Exterra Credit. The Company has access to multiple sellers of debt portfolios and does not believe the reliance on Exterra Credit limits its ability to acquire debt portfolios economically in the future.

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

         CASH AND CASH EQUIVALENTS

         The Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and certificates of deposit and money market funds purchased with an original maturity of three months or less to be cash equivalents.

         The Company maintains its primary checking and savings accounts at two financial institutions located in California. Accounts at these banks are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The Company has not experienced any losses in such accounts and management believes it places its cash on deposit with financial institutions which are financially stable.

         LOAN PORTFOLIO ASSETS AND REVENUE RECOGNITION

         Loan Portfolio Assets ("Portfolio Assets") represent liquidating loan portfolios of delinquent accounts which have been purchased by SACC for collection and resale and are stated at cost. The cost of the Loan Portfolio Assets are the actual dollars spent for the purchase of the portfolio, including related brokerage commissions, if any. Management believes that the net realizable value of these assets exceeds the cost.

         Loan Portfolio Asset costs are written off by a percentage of cash collections on a portfolio-by- portfolio basis. Management presently estimates that Portfolio Assets in collection will realize gross collections equal to approximately three times the purchase price of the Portfolio Assets. The Company, therefore, writes off one dollar of cost of Portfolio Assets for every three dollars in gross collection.

         Certain Loan Portfolio Assets are sold in part or in whole by the Company. Gains and losses from the sale of all or part of Loan Portfolio Assets are recorded as appropriate when Loan Portfolio Assets are sold. The amount of the portfolio cost written off is the cost of percentage of the face amount sold using the experiences, if any, in sales of the specific loan portfolio assets. As a number of sales have and will in the future occur, with any one portfolio, various sales prices are considered in determining the write off of the portfolio costs against the sales proceeds.

         The Company considers a sale to have taken place when there has been a transfer of Loan Portfolio Assets and where the Company surrenders control over the Loan Portfolio Assets to the extent that consideration other than beneficial interests in the transferred Loan Portfolio Assets is received in exchange for the Loan Portfolio Assets.

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

         FURNITURE AND EQUIPMENT

         Furniture and equipment is recorded at cost. Depreciation is calculated on the straight-line basis over the estimated useful life of five years.

         INVESTMENTS IN REAL ESTATE AND REVENUE RECOGNITION

         Real estate is carried as cost, net of accumulated depreciation. Improvements, major renovations and certain costs directly related to the acquisition, improvement and leasing of real estate are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation for buildings and improvements is computed using the straight line method over the estimated useful lives of the assets, which is estimated to be 27.5 years. Depreciation for furniture and fixtures is computed using the declining balance method over the estimated useful lives of the assets which is estimated to be 7 years.

         An impairment loss is recognized, on a property by property basis, when expected undiscounted cash flows are less than the carrying value of the asset. In cases where the Company does not expect to recover its carrying costs, the Company reduces its carrying costs to fair value. No such reductions have occurred to date.

         SAP, a wholly owned subsidiary owns and operates nineteen (19) rental real estate properties located in San Diego County, California. The properties include fifteen (15) single-family dwellings, three (3) residential duplexes and one (1) apartment property consisting of 24 units. All rental property units are rented as of December 31, 1999 with current monthly rents of approximately $39,000. Several of the single-family dwellings are leased with an option granted to the tenant to purchase the properties. The appraised value of the properties as of October 31, 1999, the date of acquisition is approximately $4,365,000. The properties are encumbered by various notes payable secured by deeds of trust totaling approximately $3,028,000. The cumulative debt service for the properties is approximately $26,000 per month. The individual properties are security for their related long-term notes payable. Certain of the notes payable were taken out and remain in the name of an executive of SAP.

         As of December 31, 1999, SAP has liabilities to tenants of approximately $30,000 for security deposits. These funds are not segregated as most are applied to the final months rental payments.

         The Company, as a lessor, has retained substantially all of the risks and benefits of ownership of the rental properties and accounts for its leases as operating leases. Income on leases, which includes scheduled increases in rental rates during the lease term is recognized on a straight-line basis.

         DEFERRED FINANCING COSTS

         Deferred financing costs represent debt financing costs which have been capitalized and are being amortized on a straight-line basis over the terms of the respective loans.

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

         NET LOSS PER SHARE

         Basic net loss per share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the reported periods. Diluted net loss per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised. During the years ended December 31, 1999 and 1998, options to purchase 1,350,000 and 450,000 common shares, respectively, were anti-dilutive and have been excluded from the weighted average share computation.

         INCOME TAXES

         The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         STOCK BASED COMPENSATION

         The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." This statement encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments based on a fair-value method of accounting.

         Companies that do not choose to adopt the expense recognition rules of SFAS No. 123 will continue to apply the existing accounting rules contained in Accounting Principles Board Opinion (APB) No. 25, but will be required to provide proforma disclosures of the compensation expense determined under the fair-value provisions of SFAS No. 123. APB No. 25 requires no recognition of compensation expense for most of the stock-based compensation arrangements provided by the Company, namely, broad-based employee stock purchase plans and option grants where the exercise price is equal to the market price at the date of the grant.

         The Company has adopted the disclosure provisions of SFAS No. 123 effective January 1, 1998. The Company has opted to follow the accounting provisions of APB No. 25 for stock-based compensation and to furnish the pro forma disclosures required under SFAS No. 123. See Note 14.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimation of the fair value of rental real estate acquired and the fair value of the broadband technology acquired. Actual results could materially differ from those estimates.

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

         COMPREHENSIVE INCOME

         The FASB issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components. The Company adopted this statement effective January 1, 1998. For the years ended December 31, 1999 and 1998, the Company had no material items that were required to be recognized as components of comprehensive income.

         ACCOUNTING FOR INTERNAL COSTS RELATING TO REAL ESTATE PROPERTY ACQUISITIONS

         In March 1998, the Emerging Issues Task For ("EITF") of the FASB issued EITF 97-11, "Accounting for Internal Costs Relating to Real Estate Property Acquisitions," which provides that internal costs of identifying and acquiring operating property should be expensed as incurred. This pronouncement was effective March 19,1998.

         SEGMENT INFORMATION

         The FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement requires companies to report certain information about operating segments. The Company adopted this statement effective January 1, 1998. For the year ended December 31, 1999, the Company had three operating segments;(i) consumer credit portfolio, (ii) rental real estate, and (iii) broadband technology. The Company's rental real estate operations are located in only one geographic area, the County of San Diego, California.

         DERIVATIVE INSTRUMENTS

         In November 1998, the FASB issued SFAS No. 133, "Accounting For Derivative Instruments And Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that entities recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Depending on the intended use of the derivatives, changes in its fair value will be reported in the period of change as either a component of earnings or a component of other comprehensive income.

         In June 1999, the FASB issued SFAS No. 137, "Accounting For Derivatives Instruments And Hedging Activities - Deferral Of The Effective Date Of FASB Statement No. 133," ("SFAS No. 137"). SFAS No. 137 delays the effective date of implementation of SFAS No. 133 for one year making SFAS No. 133 effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. Retroactive application to periods prior to adoption is not allowed. The Company has not quantified the impact of adoption on its consolidated financial statements or the date it intends to adopt.

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

         MANAGEMENT'S PLANS FOR FUTURE OPERATIONS AND FINANCING

         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. At present, the Company's working capital plus limited capital resources will not be sufficient to meet the Company's objectives as structured. The Company estimates it needs substantial new capital to achieve its operations as planned, and is seeking up to $5 million in equity financing via a private offering exempted under Sections 4(2) and 4(6) of the Securities Act of 1933 and Regulation D promulgated thereunder. In the event financing is not obtained the Company will adjust its corporate infrastructure to reflect current operations.

NOTE 2 - CASH IN TRANSIT

         On December 30, 1999 the Company sold portions of certain loan portfolios totaling $1,649,972. As of December 31, 1999 the proceeds from this sale were held in escrow. The Company received these funds on January 4, 2000 (See Note 8).

NOTE 3 - LOAN PORTFOLIO ASSETS

         Loan portfolio assets is comprised of liquidating loan portfolios which have been purchased by the Company for collection and resale. As discussed in Note 1 the Loan Portfolio Assets are recorded at $3,242,864 at December 31, 1999.

NOTE 4 - INVESTMENTS IN RENTAL REAL ESTATE


                                    December 31,
                                       1999
                                    -----------
Land                                $ 1,719,050
Buildings and improvements            2,502,416
Furniture and fixtures                   30,234
                                    -----------
                                      4,251,700

Less: accumulated depreciation         (182,037)
                                    -----------

                                    $ 4,069,663
                                    ===========


NOTE 5 - FURNITURE AND EQUIPMENT


                                      1999           1998
                                    --------       --------
Furniture and fixtures              $ 57,011       $  3,650

Less: accumulated depreciation        (7,522)          (782)
                                    --------       --------

                                    $ 49,489       $  2,868
                                    ========       ========

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 6 - PATENTS AND PATENTS PENDING

         During 1999, the Company acquired a patent, certain patents pending and licensing for direct on-line full screen video technology in exchange for stock. The patent and patents pending have been recorded at fair market value at the date of acquisition based on an appraisal obtained by management. The Company will begin amortizing these intangible assets when the product pertaining to the patents is available for use by outside parties.

NOTE 7 - DEFERRED FINANCING COSTS

         Deferred financing costs consist of the following at December 31, 1999 and 1998:


                                                 1999            1998
                                               ---------       ---------
Deferred financing costs on notes payable
         (See Note 10)                         $ 930,111       $  31,047

Deferred financing costs associated with
long-term mortgages secured by
rental real estate                                51,224               -

Less: accumulated amortization                  (577,088)              -
                                               ---------       ---------

                                               $ 404,247       $  31,047
                                               =========       =========


NOTE 8 - LOAN SALES PAYABLE TO THIRD PARTIES

         The Company closed the sale of portions of certain loan portfolios on December 30, 1999 for $1,649,972. The loan portfolios sale included portfolios owned by the Company and portfolios owned by third parties. The entire proceeds from the portfolio sale were received by the Company resulting in the recording of loan sales payable to third parties, including commission owing on the sale, totaling approximately $999,400. These amounts were paid in January 2000.

NOTE 9 - LOAN PORTFOLIO PAYABLE

         The Company purchased three loan portfolios from Exterra Credit in August, September, and October 1999. The total cost of the three portfolios was $1,072,736 of which $732,736 of the purchase price remained to be paid as of December 31, 1999. As of April 13, 2000 all but $150,000 of the $732,736 has been paid. Of the remaining $150,000, Exterra Credit has verbally agreed to reduce the debt portfolios purchase price by $50,000. Once this agreement is finalized and signed, the Company will recognize the reduction in the cost of the portfolio. The Company anticipates further negotiations with Exterra Credit may further reduce the remaining $100,000 accounts payable associated with the above portfolios.

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 10 - NOTES PAYABLE

         In December 1998, the Company entered into a funding agreement with Secure Investments, Inc. in which Secure Investments, Inc. has agreed to provide up to $24,000,000 in notes payable ("Investor Notes") to be used for the purchase of debt portfolios and related note expenses. The Investor Notes are structured as nine (9) month notes carrying interest at 12% per annum. The investor has a choice of being paid interest quarterly or at the end of the term. The agreement with Secure Investments, Inc. provides that any notes that are not renewed at the end of nine (9) months, will be replaced by Secure Investments, Inc. with a new investor of like or greater amount.

         At December 31, 1999 the Company has outstanding liabilities of approximately $4,987,100 for one hundred and eighty nine (189) nine-month notes to various individuals, family trusts, retirement accounts and a Peace organization. Seventy-two (72) of the Investor Notes totaling approximately $2,127,000 require quarterly payments of interest. The remaining one hundred seventeen (117) Investor Notes totaling $2,860,100 accrue interest and are paid at maturity, if not converted into new Investor Notes.

         The Investor Notes carry an annual interest rate of 12%. The Company pays significant commissions to various entities and individuals for arranging the funding of the Investor Notes (See Note 7).

         Funds from the Investor Notes have been used primarily to fund acquisitions of distressed consumer loan portfolios and pay costs related to notes including commissions and interest.

         Through April 13, 2000, the Company's experience has been that approximately eighty-three (83%) percent of the principal amount of the Investor Notes and more than twenty (20%) percent of the accrued interest related to the Investor Notes are converted into new Investor Notes.

         At December 31, 1998 the Company had notes payable totaling approximately $472,000. Of this amount, $200,000 was owed to an individual. During 1999 this amount was converted into common stock (See Note 13). Also included in the above amount was approximately $76,000 owed to an individual and $195,000, including accrued interest, payable to the holders of the nine month notes described above.

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 11 - LONG-TERM DEBT

         Long-term debt consists of the following as of December 31, 1999:


Fixed rate first trust deeds payable with interest ranging from 7.02%
to 14.00% per annum, maturing through February 2029; the loans are
secured by the subject properties                                            $ 1,020,387

Variable rate first trust deeds payable with interest ranging from
7.16% to 8.25% per annum (the interest rates on these loans are subject to adjustment based on certain indices; the maximum rates under these loans can range from 11.95% to 15.75%), maturing through December 2035;
the loans are secured by the subject properties                                1,884,684

Fixed rate second trust deeds payable with interest ranging from 8.00%
to 15.00% per annum, maturing through May 2002; the loans are secured
by the subject properties                                                        123,222
                                                                             -----------

                                                                               3,028,293

Less: Current portion                                                           (119,513)
                                                                             -----------

                                                                             $ 2,908,780
                                                                             ===========


         Aggregate maturities of long-term obligations at December 31 are as follows:


Year Ending                 Amount
-----------               ----------
   2000                   $  119,513
   2001                      167,869
   2002                       31,565
   2003                       33,704
   2004                       36,470
   Thereafter              2,639,172
                          ----------
                          $3,028,293
                          ==========

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 11 - LONG-TERM DEBT (Continued)

         TRANSFER OF PROPERTY TITLE AND ASSUMPTION OF OBLIGATIONS

         Properties acquired and the related borrowings against these properties were originally obtained in the name of the shareholders of SAP. At the time of acquisition of each property, the shareholder transferred each property and the related borrowing to SAP. As of December 31, 1999, the obligations associated with SAP's rental properties were in the original borrower's name. Additionally, many of these borrowings contain "due on sale" terms. Prior to and during the year ended December 31, 1999, the title transfer to several of the properties was recorded with the County Recorders Office of San Diego. Subsequent to year end all of the properties but one (1) have had the title transferred to SAP. SAP has not been notified by any of the lenders of their desire to demand repayment of the loan. Management believes that any loans which are required to be repaid can be replaced with loans of similar terms.


NOTE 12 - COMMITMENTS AND CONTINGENCIES

         LITIGATION

         As of December 31, 1999, The Company has no significant litigation pending.

         LEASES

         The Company, as of December 31, 1999, does not have any long term or operating lease obligations. The Company's corporate office lease was renewed for one year in January 2000 at the rate of approximately $2,600 per month. Rental expense for the years ended December 31, 1999 and 1998 totaled $27,691 and $0 respectively.

         RENTAL RECEIPTS UNDER OPERATING LEASES

         The Company receives rental income from the leasing of single family residences and apartments under operating leases. The majority of the Company's properties are leased on a month-to-month basis. For noncancellable operating leases that were in effect as of December 31, 1999, future minimum rentals for 2000 (the end of the lease term) was $56,250.

         OPTIONS TO PURCHASE PROPERTY GRANTED TO TENANTS

         SAP grants certain tenants the option to purchase the property being leased in exchange for an option deposit paid by the tenant. SAP recognizes these deposits as income upon the termination of the lease and the election of the tenant not to exercise the option.

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 13 - SHAREHOLDERS' EQUITY (DEFICIT)

         CONTRIBUTED SERVICES OF EXECUTIVE OFFICERS

         SAP occupies office space in a building owned by one of the shareholders. The shareholders use this building to house the office of related business entities owned by the shareholders. In addition, the executive officers of SAP contributed services at no cost. Since the date of acquisition (October 31, 1999), the fair value of the space occupied and the contributed services amounted to $7,000. This amount is included in additional paid-in capital and in general and administrative expenses for the year ended December 31, 1999.

         STOCKHOLDERS EQUITY

         During 1998, the Company issued no common stock. In 1999, the Company committed to issue a total of 3,916,000 shares of common stock. The shares were granted in the amount and for the purposes described below:


      Purpose                                              Number of Shares
      -------                                              ----------------
Acquisition of Security Asset Properties, Inc. (Note 1)         900,000
Acquisition of Broadband patent pending rights (Note 6)         810,000
Acquisition of "theDebtTrader" technology                         6,000
Issued to officers for services (See below)                   1,150,000
Issued to third parties for services (See below)                625,000
Issued in settlements (See below)                               175,000
Issued in payment of debt (See below)                           250,000


         During May 1999 the Company issued a total of 1,150,000 shares of common stock to officers of the Company as compensation for consulting services provided to the Company. For the year ended 1999 the Company recognized $107,812 as compensation expense associated with these grants, based on the fair value of the stock at the time of grant.

         During May and December 1999 the Company issued a total of 625,000 shares of common stock to third parties as compensation for consulting services provided to the Company. For the year ended 1999 the Company recognized $60,938 as compensation expense associated with these grants, based on the fair value of the stock at the time of grant.

         In April and May 1999, the following shares were issued to obtain general releases from legal issues. The Company recognized expense totaling approximately $20,300 as a result of these issuances.


         Douglas Seaver         125,000        Shares of Common Stock
         Neal Moyer              25,000        Shares of Common Stock
         Harlene Moyer           25,000        Shares of Common Stock

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 13 - SHAREHOLDERS' EQUITY (DEFICIT) (Continued)

         STOCK FOR DEBT

         The Company, in November 1999, paid $25,000 cash and issued 250,000 shares of stock to Douglas Pierson in conversion of a $200,000 debt of Security Asset Management, Inc. Based on the fair market value of the stock at the settlement date, Security Asset Management, Inc. has recorded $143,750 as debt forgiveness income, net of the applicable taxes.

NOTE 14 - STOCK OPTION PLAN

         The Company has adopted a stock option plan (the Plan) under which options to purchase up to 10,000,000 shares of common stock may be granted to officers, employees or directors of the Company, as well as consultants, independent contractors or other service providers of the Company. "Nonqualified" options may be granted under the Plan. Nonqualified options may be granted at an exercise price determined by the Board of Directors. Individual option agreements will contain such additional terms as may be determined by the Board of Directors at the time of the grant. The Plan provides for grants of options with a term of up to ten years.

         STOCK OPTIONS

         The Company has elected to account for nonqualified grants and grants under its Plan following APB No. 25 and related interpretations. Accordingly, no compensation costs have been recognized for nonqualified options for the years ended December 31, 1999 and 1998, respectively. Under FASB Statement No.123, Accounting for Stock-Compensation, the fair value of each option granted during the years ended December 31, 1999 and 1998 was estimated on the measurement date utilizing the then current fair value of the underlying shares less the exercise price discounted over the average expected life of the options of ten years, with an average risk free interest rate of 4.88% to 6.29%, price volatility of 1 and no dividends. Had compensation cost for all awards been determined based on the fair value method as prescribed by FASB Statement No.123, reported net
         (loss) and (loss) per common share would have been as follows:


                                              December 31,        December 31,
                                                  1999               1998
                                             -------------       -------------
Net (loss):
   As reported                               $  (1,591,181)      $     (38,075)
   Proforma                                  $  (1,591,181)      $     (70,888)
Basic and diluted net (loss) per share:
   As reported                               $       (0.19)      $       (0.01)
   Proforma                                  $       (0.19)      $       (0.01)

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 14 - STOCK OPTION PLAN (Continued)

         A summary of the activity of the stock options for the years ended December 31, 1999 and 1998 is as follows:


                                                   Year ended                   Year ended
                                                December 31, 1999             December 31, 1998
                                            ------------------------       -----------------------
                                                           Weighted                       Weighted
                                                           Average                        Average
                                                           Exercise                       Exercise
                                             Shares          Price          Shares         Price
                                           ----------      ---------       --------      ---------
Outstanding at beginning of                   450,000      $    0.08              -      $       -
   period
Granted                                       900,000           0.25        450,000           0.08
Forfeited                                           -              -              -              -
Expired                                             -              -              -              -
                                           ----------      ---------       --------      ---------

Outstanding at end of period                1,350,000      $    0.19        450,000      $    0.08
                                           ==========      =========       ========      =========

Exercisable at end of period                1,350,000      $    0.19        450,000      $    0.08
                                           ==========      =========       ========      =========

Weighted-average fair value of options
   granted during the period                               $    0.75                     $    0.08
                                                           =========                     =========


         A further summary of options outstanding at December 31, 1999 is as follows:


                                          Options Outstanding        Options Exercisable
                     -----------------------------------------    ------------------------
                                       Weighted
                                        Average       Weighted                    Weighted
                                       Remaining      Average                     Average
                       Number         Contractual     Exercise      Number        Exercise
                     Outstanding         Life          Price      Exercisable      Price
                     ----------       -----------    ---------    ----------     ---------
                        450,000        9.0 years     $   0.08        450,000     $   0.08
                        100,000        9.5 years         0.25        100,000         0.25
                        500,000       9.75 years         0.25        500,000         0.25
                        300,000       10.0 years         0.25        300,000         0.25
                     ----------                                   ----------

                      1,350,000                                    1,350,000
                     ==========                                   ==========

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 15 - INCOME TAXES

         Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes. The tax effect of temporary differences consisted of the following as of December 31:


                                                     1999            1998
                                                   ---------       ---------
Deferred tax assets:
   Net operating loss carryforwards                $ 704,000       $ 189,300
   Compensation element of
    stock options issued                              34,800               -
   Cash to accrual adjustment
    of subsidiary                                      7,600               -
                                                   ---------       ---------

      Gross deferred tax assets                      746,400         189,300

Less valuation allowance                            (481,300)       (189,300)
                                                   ---------       ---------

Net deferred tax assets                              265,100               -

Deferred tax liabilities, difference in basis
on rental real estate between financial and
tax purposes                                        (515,100)              -
                                                   ---------       ---------

    Net deferred tax liability                     $ 250,000    $          -
                                                   =========       =========


         Realization of deferred tax assets is dependant upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. The valuation allowance increased by $292,000 and $13,700 from 1998 and 1997, respectively. The Company will continue to assess the valuation allowance and to the extent it is determined that such allowance is no longer required, the tax benefit of the remaining net deferred tax assets will be recognized in the future.

         As of December 31, 1999, the Company has net operating loss carryforwards for both federal and state income tax purposes. Federal net operating loss carryforwards totaling approximately $1,908,000 (approximately $220,000 available solely to SAP) expire in the years 2008 through 2019. State net operating loss carryforwards totaling approximately $976,000 expire in the years 2000 through 2004. Due to Internal Revenue Service regulations, the availability of the operating loss carryforwards may be limited upon a substantial change in ownership. During 1999 such a change occurred with respect to SAP. Therefore the utilization of SAP's operating loss carryforwards will be limited to approximately $64,000 a year and can only be offset against future SAP taxable income.

         Due to the limited availability of SAP's operating loss carryforwards to offset the financial reporting and tax basis difference associated with its rental real estate the Company has recorded a net deferred tax liability and related tax expense of $250,000.

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 15 - INCOME TAXES (Continued)

         A reconciliation of the effective tax rates with the federal statutory rate is as follows as of December 31:


                                                 1999            1998
                                              ---------       ---------
Income tax benefit at 35% statutory rate      $(473,700)      $ (13,300)
Change in valuation allowance                   292,000          13,700
State income taxes, net                         (78,500)         (2,200)
Other                                            10,200           1,800
                                              ---------       ---------

                                              $(250,000)       $      -
                                              =========       =========


NOTE 16 - RELATED PARTY TRANSACTIONS

         SAP paid commissions on the sale of its properties to its executive officers and their affiliated companies of approximately $20,000 during the year ended December 31, 1999.

         During 1999 and 1998 the Company made payments for consulting services to the CEO, President, CFO, and the Secretary of the Corporation. Payments for consulting services made to these individuals were $160,510, $37,526, $0 and $28,000 during 1999, respectively. Also during 1999 these individuals received common stock valued at $32,813, $32,813, $32,813, and $9,375, respectively. These shares have been valued based on the fair value of the shares on the date of grant. During 1998 the amounts paid to these individuals were $1,000, $0, $0, and $0, respectively.

NOTE 17 - SEGMENT INFORMATION

         The Company has three reportable segments: consumer credit portfolio, rental real estate portfolio and broadband. The consumer credit portfolio segment acquires, manages, collects and markets distressed consumer credit portfolios. The rental real estate portfolio acquires, manages and sells residential properties located in San Diego County, California. The broadband segment holds a patent, certain patents pending and licensing for direct on-line full screen video technology.

         The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on income or loss from operations before income taxes not including nonrecurring gains and losses. The Company's reportable segments are strategic business units that offer different products or services. They are managed separately because each business requires different marketing strategies.

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 17 - SEGMENT INFORMATION (Continued)

         Information about reported segment profit or loss and segment assets for the years ended December 31, 1999 and 1998 is as follows:


                            Consumer            Rental
                             Credit           Real Estate
                            Portfolio           Portfolio        Broadband           Total
                           ------------       ------------     ------------       ------------
1999 Revenues              $  1,728,367       $     74,586     $           -      $  1,802,953
1998 Revenues                         -                  -                 -                 -

1999 Interest expense           887,770             37,655                 -           925,425
1998 Interest expense            11,754                  -                 -            11,754

1999 Profit (loss)           (1,465,733)            29,322                 -        (1,436,411)
1998 Profit (loss)              (38,075)                 -                 -           (38,075)

1999 Assets                   8,884,978          2,876,223         1,552,500        13,313,701
1998 Assets                     384,393                  -                 -           384,393


         Reconciliations of reportable segment profit or loss, and assets to consolidated totals for the years ended December 31, 1999 and 1998 are as follows:


                                                             1999               1998
                                                        ------------       ------------
Profit or Loss

Total loss for reportable segments                      $ (1,436,411)      $    (38,075)
Consolidating entries:
   Additional depreciation and elimination of
   gain on sale on properties based on increase
   in fair value at date of acquisition                      (48,520)                 -
                                                        ------------       ------------

   Loss before income taxes and extraordinary item      $ (1,484,931)      $    (38,075)
                                                        ============       ============

Assets

Total assets for reportable segments                    $ 13,313,701       $    384,393
Eliminations:
   Intercompany receivables                                 (695,858)           (35,340)
   Investment in subsidiaries                             (2,846,442)          (200,000)
Unallocated amounts:
   Increase in fair value of properties at date of
   acquisition                                             1,293,863                  -
                                                        ------------       ------------

   Consolidated total assets                            $ 11,065,264       $    149,053
                                                        ============       ============

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


NOTE 18 - SUBSEQUENT EVENTS

         During January 2000, the Company granted an option to acquire 50,000 shares of common stock, exercisable at $0.25 per share to the CFO.

         On February 28, 2000, the Company acquired ownership of certain assets and the rights to non- binding letters of intent which will be known as the "Debt Registry", in return for 600,000 shares of Company common stock. Using the technology acquired in 1999, the Company will develop the Debt Registry. The Debt Registry will use the acquired technology, develop it further, and apply it to the registration and tracking of individual debt accounts sold by lending institutions to third parties. The CUSIP type tracking system will bring order and accountability to the buying and selling of debt portfolios in a manner similar to what the title companies did for the real estate industry. The Company has tentative agreements with five major banks and companies to require the registration of their credit card accounts when they are sold to third parties. The Company anticipates the Debt Registry will be operating prior to the end of the year 2000.

         On March 23, 2000, the Company entered into a reverse merger transaction whereby it acquired control of a reporting public shell corporation. The reorganization will be accounted for as a reverse merger under the purchase method. The public shell corporation shareholders received $125,000 in cash and 400,000 restricted shares of the resulting company.

         On March 28, 2000, the Company began soliciting capital funds (the "Private Placement") for the Broadband Technologies, Inc. subsidiary. In return of the full $5,000,000 in equity, investors will receive a 10% ownership in Broadband Technologies, Inc. In addition, the Broadband investors receive warrants to purchase up to 2,500,000 shares of the Company's common stock for $2.00 per share. The Private Placement seeks to raise $4,500,000 after costs for Broadband Technologies, Inc. and the Company. The funds are to be used for development of the broadband technologies including specific applications for use in the Debt Registry and operating costs of the Company. As of April 21, 2000, the Company has obtained written letters of intent to fund $3,600,000 of the $5,000,000 Private Placement. The Company anticipates the entire Private Placement will be committed and funded.

         On April 20, 2000, the Company initiated a program to convert up to $5,000,000 in Notes Payable to convertible preferred stock. The convertible preferred stock will pay dividends quarterly totaling 12% per annum. The preferred stock is convertible into common stock of the Company at a rate of $2.00 per common share.

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Security Asset Properties, Inc.
San Diego, California

We have audited the balance sheet of Security Asset Properties, Inc. (formerly Four D Corporation) (the "Company") as of December 31, 1998, and the related statements of operations, changes in shareholders' deficit, and cash flows for the years ended December 31, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Asset Properties, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1998, in conformity with generally accepted accounting principles.







San Diego, California                              PANNELL KERR FORSTER
March 14, 2000                                     Certified Public Accountants
                                                   A Professional Corporation


    The accompanying notes are an integral part of the financial statements.

                         SECURITY ASSET PROPERTIES, INC.
                                 BALANCE SHEETS
           AS OF DECEMBER 31, 1998 AND SEPTEMBER 30, 1999 (UNAUDITED)

                                     ASSETS


                                                           September
                                         December 31,       30, 1999
                                            1998           (Unaudited)
                                         -----------       -----------
Investment in real estate:
   Land                                  $ 1,204,126       $ 1,336,672
   Buildings and improvements              1,688,337         1,751,756
   Furniture and fixtures                     29,398            30,233
   Less - accumulated depreciation          (115,062)         (164,694)
                                         -----------       -----------

      Net investment in real estate        2,806,799         2,953,967

Cash                                          43,874             8,198
Deposits and other assets                      5,885             4,885
Due from related parties                      14,000            14,000
Deferred financing costs, net                 51,051            63,605
                                         -----------       -----------

      Total assets                       $ 2,921,609       $ 3,044,655
                                         ===========       ===========


    The accompanying notes are an integral part of the financial statements.

                         SECURITY ASSET PROPERTIES, INC.
                           BALANCE SHEETS (Continued)
           AS OF DECEMBER 31, 1998 AND SEPTEMBER 30, 1999 (UNAUDITED)


                      LIABILITIES AND SHAREHOLDERS' DEFICIT


                                                                               September
                                                             December 31,       30, 1999
                                                                1998           (Unaudited)
                                                             -----------       -----------
LIABILITIES:
      Accounts payable                                       $     4,432       $     6,680
      Interest payable                                            14,960            17,564
      Tenant security deposits payable                            22,350            30,890
      Due to related parties                                      44,065            18,066
      Long-term debt                                           3,046,904         3,239,909
                                                             -----------       -----------

            Total liabilities                                  3,132,711         3,313,109
                                                             -----------       -----------

Commitments and contingencies (Note 4)

SHAREHOLDERS' DEFICIT:
      Common stock, no par value, 25,000 shares
         authorized; issued and outstanding:
         5,000 shares at December 31, 1998 and
         September 30, 1999 (unaudited), respectively                100               100
      Additional contributed capital                              70,000           101,500
      Accumulated deficit                                       (281,202)         (370,054)
                                                             -----------       -----------

            Total shareholders' deficit                         (211,102)         (268,454)
                                                             -----------       -----------

            Total liabilities and shareholders' deficit      $ 2,921,609       $ 3,044,655
                                                             ===========       ===========


    The accompanying notes are an integral part of the financial statements.

                         SECURITY ASSET PROPERTIES, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 (UNAUDITED)



                                                                      Nine Months Ended September 30,
                                        Years Ended December 31,      -------------------------------
                                        -------------------------         1998            1999
                                          1997            1998         (Unaudited)    (Unaudited)
                                        ---------       ---------     ------------    ---------------
Rental revenues                         $ 260,928       $ 283,861       $ 198,623       $ 337,040

Costs and expenses:
   Rental expenses                         55,830          66,090          39,128         106,780
   General and administrative              90,209          50,108          42,558          55,777
   Mortgage interest expense              170,894         219,743         146,385         243,449
   Depreciation                            34,588          52,927          40,016          49,632
                                        ---------       ---------       ---------       ---------

   Total costs and expenses               351,521         388,868         268,087         455,638
                                        ---------       ---------       ---------       ---------

Loss from operations                      (90,593)       (105,007)        (69,464)       (118,598)

Other income:
   Gain on sale of rental property         38,381           3,155          10,733          28,935
   Other                                    1,057             723             349             811
                                        ---------       ---------       ---------       ---------

   Total other income                      39,438           3,878          11,082          29,746
                                        ---------       ---------       ---------       ---------

Loss before provision for
   income taxes                           (51,155)       (101,129)        (58,382)        (88,852)

Provision for income taxes                      -               -               -               -
                                        ---------       ---------       ---------       ---------

Net loss                                $ (51,155)      $(101,129)      $ (58,382)      $ (88,852)
                                        =========       =========       =========       =========

Basic and diluted net loss
   per share                            $  (10.23)      $  (20.23)      $  (11.68)      $  (17.77)
                                        ---------       =========       =========       =========

Shares used to compute basic
   and diluted net loss per share           5,000           5,000           5,000           5,000
                                        =========       =========       =========       =========


    The accompanying notes are an integral part of the financial statements.

                         SECURITY ASSET PROPERTIES, INC.
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED)


                                             Common Stock           Additional
                                       ------------------------     Contributed    Accumulated
                                        Shares          Amount        Capital        Deficit          Total
                                       ---------      ---------     -----------    -----------      ---------
Balance, December 31, 1996                 5,000      $     100     $        -      $(128,918)      $(128,818)

    Contributed services of
      executive officers (Note 5)              -              -         33,000              -          33,000

    Net loss                                   -              -              -        (51,155)        (51,155)
                                       ---------      ---------      ---------      ---------       ---------

Balance, December 31, 1997                 5,000            100         33,000       (180,073)       (146,973)

    Contributed services of
      executive officers (Note 5)              -              -         37,000              -          37,000

    Net loss                                   -              -              -       (101,129)       (101,129)
                                       ---------      ---------      ---------      ---------       ---------

Balance, December 31, 1998                 5,000            100         70,000       (281,202)       (211,102)

Unaudited information:

    Contributed services of
      executive officers (Note 8)              -              -         31,500              -          31,500

    Net loss for the nine months
       ended September 30, 1999                -              -              -        (88,852)        (88,852)
                                       ---------      ---------      ---------      ---------       ---------

Balance, September 30, 1999
    (Unaudited)                            5,000      $     100      $ 101,500      $(370,054)      $(268,454)
                                       =========      =========      =========      =========       =========


    The accompanying notes are an integral part of the financial statements.

                         SECURITY ASSET PROPERTIES, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 30, 1997, 1998 AND
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 (UNAUDITED)


                                                                                      Nine Months Ended September 30,
                                                         Years Ended December 31,     -------------------------------
                                                         -------------------------         1998            1999
                                                           1997             1998        (Unaudited)    (Unaudited)
                                                         ---------       ---------    --------------   --------------
Cash flows from operating activities:
     Net loss                                            $ (51,155)      $(101,129)      $ (58,382)      $ (88,852)
     Adjustments to reconcile net loss to
       net cash provided by (used in)
       operating activities:
         Depreciation                                       34,588          52,927          40,016          49,632
         Amortization of deferred financing costs            3,431           3,431           2,573           1,680
         Gain on sale of rental property                   (38,381)         (3,155)        (10,733)        (28,935)
         Recognition of deferred financing costs
           on sale of rental properties                      5,975           6,173           5,617               -
         Contributed services of executive officers         33,000          37,000          27,750          31,500
     Changes in operating assets and liabilities:
         Decrease (increase) in deposits
            and other assets                                19,204          10,092         (13,849)          1,000
         (Decrease) increase in accounts payable
           and interest payable                             (2,629)          4,271             152           4,852
         Increase (decrease) in tenant
           security deposits payable                         4,960           2,053          (1,497)          8,540
                                                         ---------       ---------       ---------       ---------

     Net cash flows provided by (used in)
           operating activities                              8,993          11,663          (8,353)        (20,583)
                                                         ---------       ---------       ---------       ---------

Cash flows from investing activities:
     Acquisition/additions to rental properties           (390,420)       (677,028)       (218,958)       (275,539)
     Proceeds from sale of rental properties, net          322,789         142,309         135,137         107,674
     (Increase) decrease in due from
       related parties                                     (26,295)         12,295          26,295               -
                                                         ---------       ---------       ---------       ---------

     Net cash flows used in investing activities           (93,926)       (522,424)        (57,526)       (167,865)
                                                         ---------       ---------       ---------       ---------

Cash flows from financing activities:
     Increase (decrease) in bank overdraft                   3,180          (3,180)         (3,180)              -
     Increase in deferred financing costs                  (14,686)        (12,149)         (9,703)        (14,234)
     Borrowings from related parties                             -          35,565          10,693               -
     Borrowings on long-term debt                          606,500         915,400         432,900         956,600
     Repayments on due to related parties                  (13,607)              -               -         (25,999)
     Repayments on long-term debt                         (507,442)       (381,001)       (363,856)       (763,595)
                                                         ---------       ---------       ---------       ---------

     Net cash flows provided by
           financing activities                             73,945         554,635          66,854         152,772
                                                         ---------       ---------       ---------       ---------


    The accompanying notes are an integral part of the financial statements.

                         SECURITY ASSET PROPERTIES, INC.
                      STATEMENTS OF CASH FLOWS (Continued)
                 FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999 (UNAUDITED)


                                                                                      Nine Months Ended September 30,
                                                          Years Ended December 31,      --------------------------
                                                        --------------------------        1998              1999
                                                          1997            1998         (Unaudited)      (Unaudited)
                                                        ----------      ----------    -------------   --------------

Net (decrease) increase in cash                            (10,988)         43,874             975         (35,676)

Cash at beginning of period                                 10,988               -               -          43,874
                                                        ----------      ----------      ----------      ----------

Cash at end of period                                   $        -      $   43,874      $      975      $    8,198
                                                        ==========      ==========      ==========      ==========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:


Cash paid during the period for:
     Interest                                           $  167,503      $  217,329      $  146,679      $  240,845
                                                        ==========      ==========      ==========      ==========

     Income taxes                                       $        -      $        -      $        -      $        -
                                                        ==========      ==========      ==========      ==========

Supplemental disclosure of noncash
investing and financing activities:

     Mortgage notes assumed for
       rental property acquisitions                     $   48,342      $  374,769      $        -      $        -
                                                        ==========      ==========      ==========      ==========


    The accompanying notes are an integral part of the financial statements.

                         SECURITY ASSET PROPERTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

         Organization and Business

         Security Asset Properties, Inc. (formerly Four D Corporation) was incorporated in the state of Nevada on April 1, 1993. The Company owns and operates twenty-one income producing residential properties (the "Properties"). The Properties consist of single family homes and apartment buildings located in San Diego County, California. The Company provides management, leasing and development with respect to its properties.

         Effective October 31, 1999 (the "Exchange Date"), the shareholders of the Company agreed to exchange 100% of the outstanding shares of Security Asset Properties, Inc. for 900,000 shares of Security Asset Capital Corporation ("SACC").

         Interim Financial Statements

         The accompanying balance sheet as of September 30, 1999 and the statements of operations and cash flows for the nine month periods ended September 30, 1998 and 1999, respectively, have not been audited. However, these financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In management's opinion, the accompanying financial statements reflect all material adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods presented. The results for the interim periods are not necessarily indicative of the results which will be reported for the entire year.

         Financial Instruments

         The carrying amounts reported in the balance sheet for cash, deposits and other assets, amounts due from related parties, accounts payable, interest payable, tenant security deposits payable and amounts due to related parties approximate fair value due to the immediate short-term maturity of these financial instruments.

         The fair value of the Company's long-term debt approximates the carrying amount based on the current rates offered to the Company for debt of the same remaining maturities with similar collateral requirements.

         Investments in Real Estate

         Real estate is carried as cost, net of accumulated depreciation. Improvements, major renovations and certain costs directly related to the acquisition, improvement and leasing of real estate are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation for buildings and improvements is computed using the straight line method over the estimated useful lives of the assets, which is estimated to be twenty-seven and one-half (27.5) years. Depreciation for furniture and fixtures is computed using the declining balance method over the estimated useful lives of the assets which is estimated to be seven (7) years.

         An impairment loss is recognized, on a property by property basis, when expected undiscounted cash flows are less than the carrying value of the asset. In cases where the Company does not expect to recover its carrying costs, the Company reduces its carrying costs to fair value. No such reductions have occurred to date.

                         SECURITY ASSET PROPERTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Revenue Recognition

         The Company, as a lessor, has retained substantially all of the risks and benefits of ownership of the rental properties and accounts for its leases as operating leases. Income on leases, which includes scheduled increases in rental rates during the lease term is recognized on a straight-line basis.

         Concentration Risk

         The Company's revenues are generated by the rental properties located in San Diego County, California. If the demand for rental properties in this area decreased or if the Company's ability to service the obligations on the properties was impaired, the Company's revenue source would be severely impacted.

         Deferred Financing Costs

         Deferred financing costs represent debt financing costs which have been capitalized and are being amortized on a straight-line basis over the terms of the respective loans.

         Income Taxes

         The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

         Net Loss Per Share

         In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock. SFAS No. 128 supercedes the provisions of APB No. 15, and requires the presentation of basic earnings per share and diluted earnings per share. The Company has adopted the provisions of SFAS No. 128 effective January 1, 1997.

         Basic net loss per share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the reported periods.

                         SECURITY ASSET PROPERTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Comprehensive Income

         The FASB recently issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components. The Company adopted this statement effective January 1, 1997. For the years ended December 31, 1997 and 1998, the Company had no items that were required to be recognized as components of other comprehensive income.

         Accounting for Internal Costs Relating to Real Estate Property Acquisitions

         In March 1998, the Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board ("FASB") issued EITF 97-11, "Accounting for Internal Costs Relating to Real Estate Property Acquisitions," which provides that internal costs of identifying and acquiring operating property should be expensed as incurred. This pronouncement was effective March 19, 1998, and had no material impact on the Company's 1998 financial statements.

         Segment Information

         The FASB recently issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement requires companies to report certain information about operating segments. The Company adopted this statement effective January 1, 1997. For the years ended December 31, 1997 and 1998, the Company had only one operating segment, rental real estate, which operated in only one geographic area, the county of San Diego, California.

         Management's Plans for Future Operations and Financing

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. At present, the Company operates using working capital generated from buying, selling, renting and refinancing rental real estate properties. The Company anticipates it will continue providing operating capital in this manner. Subsequent to year-end, the shareholders exchanged all of their outstanding common stock for shares of Security Asset Capital Corporation common stock. The Company plans to generate additional working and investment capital through its now parent Security Asset Capital Corporation. The Company intends to expand its operations in 2000 with acquisition of additional income producing properties.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         SECURITY ASSET PROPERTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998


NOTE 2 - LONG-TERM DEBT

         Long-term debt consists of the following as of December 31, 1998:


Fixed rate first trust deeds payable with interest ranging from 7.02% to
12.00% per annum maturing through February 2029; the loans are secured by the subject
properties                                                                     $1,032,848

Variable rate first trust deeds payable with interest ranging from 7.16%
to 8.30% per annum (the interest rates on these loans are subject to adjustment based on certain indices; the maximum rates under these loans can range from 11.20% to 15.75%), maturing through December 2035; the loans are secured by the subject
properties                                                                      1,507,086

Fixed rate second trust deeds payable with interest ranging from 8.00% to
15.00% per annum, maturing through May 2002; the loans are secured by the subject
properties                                                                        506,970
                                                                               ----------

                                                                               $3,046,904


         Aggregate maturities of long-term obligations at December 31 are as follows:


Year Ending            Amount
-----------        -------------
   1999            $     113,107
   2000                  103,845
   2001                   73,776
   2002                   53,924
   2003                   34,118
   Thereafter          2,668,134
                   -------------
                   $   3,046,904


         Transfer of Property Title and Assumption of Obligations

         Properties acquired and the related borrowings against these properties were originally obtained in the name of the shareholders. At the time of acquisition of each property, the shareholder transferred each property and the related borrowing to the Company. As of December 31, 1998, the obligations associated with the Company's rental properties were in the original borrower's name. Additionally, many of these borrowings contain "due on sale" terms. Prior to and during the year ended December 31, 1998, the title transfer to several of the properties was recorded with the County Recorders Office of San Diego. Subsequent to year end all of the properties but one (1) have had the title transferred to the Company. The Company has not been notified by any of the lenders of their desire to demand repayment of the loan. Management believes that any loans which are required to be repaid can be replaced with loans of similar terms.

                         SECURITY ASSET PROPERTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998


NOTE 3 - RELATED PARTY TRANSACTIONS

         Due from Related Parties

         Amounts due from related parties consists of the following as of December 31, 1998:


         Unsecured advances to affiliated companies of the shareholders. The
         advances are non-interest bearing and due on demand.                   $    14,000
                                                                                ===========


         Due to Related Parties

         Amounts due to related parties consists of the following as of December
         31, 1998: Amounts due to shareholders and companies controlled the shareholders, for cash advances and payment of expenses on behalf of
         the Company. The amounts are non-interest bearing and due on demand.   $    44,065
                                                                                ===========

         Management Fees

         The Company paid management fees of $3,000 to its executive officers during the year ended December 31, 1997. No management fees were paid during the year ended December 31, 1998.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

         Rentals Under Operating Leases

         The Company receives rental income from the leasing of single family residences and apartments under operating leases. The majority of the Company's properties are leased on a month-to-month basis. For noncancellable operating leases that were in effect as of December 31, 1998, future minimum rentals for 1999 (the end of the lease term) were $73,300.

         Options to Purchase Property Granted to Tenants

         The Company grants certain tenants the option to purchase the property being leased in exchange for an option deposit paid by the tenant. The Company recognizes these deposits as income upon the termination of the lease and the election of the tenant not to exercise the option.

NOTE 5 - SHAREHOLDERS' EQUITY

         Contributed Services of Executive Officers

         The Company occupies office space in a building owned by one of the shareholders. The shareholders use this building to house the office of related business entities owned by the shareholders. In addition, the executive officers of the Company contributed services at no cost. For the years ended December 31, 1997 and 1998, the fair value of the space occupied and the contributed services amounted to $33,000 and $37,000, respectively. These amounts are included in additional contributed capital and in general and administrative expenses for the years ended December 31, 1997 and 1998.

                         SECURITY ASSET PROPERTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998


NOTE 6 - INCOME TAXES

         Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes. The tax effect of temporary differences consisted of the following as of December 31, 1998:


Deferred tax assets:
   Net operating loss carryforwards           $     55,700
   Other                                             1,400
                                              ------------

      Gross deferred tax assets                     57,100

Less valuation allowance                           (57,100)
                                              ------------

                                                         -
Deferred tax liabilities                                 -
                                              ------------

                                              $          -
                                              ============


         Realization of deferred tax assets is dependant upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. The valuation allowance increased by $38,300 from 1997.

         As of December 31, 1998, the Company has net operating loss carryforwards for both federal and state income tax purposes. Federal and state net operating loss carryforwards totaling approximately $155,000 and $77,000, respectively expire through 2018 and 2003, respectively. Due to federal and state laws, the availability of the operating loss carryforwards are limited due to a cumulative change in the Company's ownership resulting in a change in control. The Company had such a change during the year ended December 31, 1999. The Company has not yet calculated the limitation of the utilization of the net operating loss carryforwards.

         A reconciliation of the effective tax rates with the federal statutory rate is as follows for the years ended December 31:


                                                1997           1998
                                              --------       --------
Income tax benefit at 35% statutory rate      $(17,400)      $(34,300)
Change in valuation allowance                   18,800         38,300
State income taxes, net                         (3,000)        (5,900)
Other                                            1,600          1,900
                                              --------       --------
                                              $      -       $      -
                                              ========       ========

                         SECURITY ASSET PROPERTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1998

NOTE 7 - SUBSEQUENT EVENT

         Effective October 31, 1999 (the "Exchange Date"), the shareholders of the Company agreed to exchange 100% of the outstanding shares of Security Asset Properties, Inc. for 900,000 shares of Security Asset Capital Corporation. In conjunction with the share exchange above the Company obtained independent appraisals on the properties owned as of October 31, 1999. The fair value of the properties held as of October 31, 1999 exceeded the book value of the properties held, after reduction for anticipated selling costs, by approximately $1,294,000.

         Subsequent to year end, the Company changed its name to Security Asset Properties, Inc. ("SAP").

NOTE 8 - NOTES TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS

         Due to Related Parties

         During the nine months ended September 30, 1999, the Company repaid amounts advanced by the shareholders totaling $25,999.

         Contributed Services of Executive Officers

         As discussed in Note 5, the Company's executive officers contributed services and the use of office space to the Company. For the nine months ended September 30, 1999, the fair value of the space occupied and the contributed services amounted to $31,500.

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the year ended December 31, 1999


                                       Security Asset
                                          Capital
                                        Corporation
                                      and Subsidiaries,
                                         excluding
                                       Security Asset        Security Asset          Pro Forma             Pro Forma
                                      Properties, Inc.      Properties, Inc.        Adjustments              Total
                                      -----------------     ----------------        -----------           -----------
                                                              (Unaudited)           (Unaudited)           (Unaudited)
Revenues                                $ 1,728,367           $   456,821              $      -           $ 2,185,188

Costs and expenses:
   Cost of revenues                       1,402,896               230,603      A         25,500             1,658,999
   General and administrative               886,035                66,350                     -               952,385
                                        -----------           -----------           -----------           -----------

   Total costs and expenses               2,288,931               296,953                25,500             2,611,384
                                        -----------           -----------           -----------           -----------

Operating income (loss)                    (560,564)              159,868               (25,500)             (426,196)

Other income (expense):
   Interest expense                        (887,770)             (303,587)                    -            (1,191,357)
   Other income (expenses)                  (17,399)               74,570      B        (72,355)              (15,184)
                                        -----------           -----------           -----------           -----------

   Total other expenses                    (905,169)             (229,017)              (72,355)           (1,206,541)
                                        -----------           -----------           -----------           -----------

Loss before income taxes
   and extraordinary item                (1,465,733)              (69,149)              (97,855)           (1,632,737)

Income tax expense                         (250,000)                    -                     -              (250,000)
                                        -----------           -----------           -----------           -----------

Loss before extraordinary item           (1,715,733)              (69,149)              (97,855)           (1,882,737)

Extraordinary item                          143,750                     -                     -               143,750
                                        -----------           -----------           -----------           -----------

Net loss                                $(1,571,983)          $   (69,149)          $   (97,855)          $(1,738,987)
                                        ===========           ===========           ===========           ===========

Basic and diluted
   Loss before income taxes and
   extraordinary item per share         $     (0.19)                                                      $     (0.19)
                                        ===========                                                       ===========

Basic and diluted
   net loss per share                   $     (0.19)                                                      $     (0.19)
                                        ===========                                                       ===========

Shares used to compute basic
    and diluted net loss per share        8,241,500                                                         9,141,500
                                        ===========                                                       ===========

                       SECURITY ASSET CAPITAL CORPORATION
                                AND SUBSIDIARIES
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the year ended December 31, 1999




The following pro forma adjustments to the unaudited pro forma consolidated statement of operations are being recorded as if the purchase of Security Asset Properties, Inc. on October 31, 1999, occurred as of January 1, 1999. The fair value of the assets purchased on the acquisition date are assumed to be the same as of January 1, 1999.


A - To record depreciation on fixed assets based on the fair value of the properties purchased.

B - To eliminate the gain on sale of properties due to the increase in fair value on the acquisition date.

EXHIBIT NO.                  DESCRIPTION OF EXHIBITS
23.1                         Consent of Accountants

SIGNATURES:

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Security Asset Capital Corporation,
                                     a Nevada corporation

                                     /s/ DAVID R. WALTON
                                     ----------------------------------------
                                     David R. Walton, Chief Executive Officer